Exhibit 99.1

Augmedix Reports Third Quarter 2022 Financial Results

SAN FRANCISCO, Calif. – November 14, 2022 – Augmedix, Inc. (Nasdaq: AUGX), a leading provider of automated medical documentation and data services, today reported financial results for the three months ended September 30, 2022.

“We are pleased with our record third quarter as it serves as a testament to the market’s accelerating adoption of our highly differentiated and broad product portfolio.  Our Ambient Automation Platform enables us to generate medical notes that are not only accurate and timely, but also incorporate clinician preferences, a feature greatly appreciated by our customers.  Moreover, our offerings continue to directly address the severe physician burnout and staffing shortages plaguing the healthcare industry,” said Manny Krakaris, CEO of Augmedix. “As we look to the remainder of the year and beyond, we remain confident with our positioning within this large and growing market. We are focused on building upon our momentum and continuing our push to serve the market with innovative new offerings to perpetuate our leadership position.”

Third Quarter 2022 Financial and Operational Highlights

All comparisons, unless otherwise noted, are to the three months ended September 30, 2021.

●	We closed two new health enterprises in the third quarter and had two major expansions at existing clients.
●	We launched Augmedix Prep in the quarter, which addresses the administrative burden and pre-charting required before a patient visit. Our broadened product portfolio provides Augmedix with additional ways to benefit and serve health systems.
●	Total revenue was $7.9 million, an increase of 40% year over year from $5.6 million.
●	Dollar-based Net Revenue Retention was 130% for our Health Enterprise customers compared to 122%.
●	Average Clinicians in Service grew 43% year over year.
●	GAAP Gross Margin was 45.7% compared to 45.0% for the third quarter 2021. Non-GAAP Gross Margin, which excludes stock-based compensations in both periods, was 45.9% compared to 45.3%.
●	GAAP Operating Expenses were $9.0 million, up 28% year over year compared to $7.1 million. Non-GAAP Operating Expenses, which excludes stock-based compensation in both periods, grew 28% year over year to $8.6 million compared to $6.7 million.
●	GAAP Net Loss was $5.5 million compared to a net loss of $2.7 million. The gain from the PPP loan forgiveness reduced the net loss by $2.2 million in the year ago period.
●	EBITDA losses were $5.0 million compared to losses of $2.0 million. Adjusted EBITDA losses were $4.5 million compared to $3.8 million, which excludes stock-based compensation in both periods, and the PPP loan forgiveness a year ago. Adjusted EBITDA losses declined sequentially from $5.3 million reported in the second quarter of 2022.
●	Cash, cash equivalents and restricted cash as of September 30, 2022, was $27.0 million compared to $11.1 million as of September 30, 2021.
~~●~~	Laurie McGraw was named Chair of the Board of Directors having joined the Augmedix board earlier this year; McGraw brings decades of healthcare and leadership experience, previously having led the American Medical Association’s Health Solutions division and serving as President at Allscripts.

Non-GAAP Operating Expenses, Non-GAAP Gross Margin, EBITDA and Adjusted EBITDA are Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” below and the Reconciliation of the GAAP to non-GAAP Financial Measures table below in this press release.

Conference Call

Augmedix will host a conference call at 1:30 p.m. PT / 4:30 p.m. ET on Monday, November 14, 2022, to discuss its third quarter 2022 financial results. The conference call can be accessed by dialing +1-877-407-3982 for U.S. participants or +1-201-493-6780 for international participants and referencing conference ID #13733105. Interested parties may access a live and archived webcast of the event on the “News and Events” section of the Company’s website at: https://ir.augmedix.com/news-events.

Definition of Key Metrics

Dollar-Based Net Revenue Retention: We define a "Health Enterprise" as a company or network of doctors that has at least 50 clinicians currently employed or affiliated that could utilize our services. Dollar-based net revenue retention is determined as the revenue from Health Enterprises as of twelve months prior to such period end as compared to revenue from these same Health Enterprises as of the current period end, or current period revenue. Current period revenue includes any expansion or new products and is net of contraction or churn over the trailing twelve months but excludes revenue from new Health Enterprises in the current period. We believe growth in dollar-based net revenue retention is a key indicator of the performance of our business as it demonstrates our ability to increase revenue across our existing customer base through expansion of users and products, as well as our ability to retain existing customers.

Average Clinicians in Service: We define a clinician in service as an individual doctor, nurse practitioner or other healthcare professional using our services. We average the month-end number of clinicians in service for all months in the measurement period and the number of clinicians in service at the end of the month immediately preceding the measurement period. We believe growth in the number of clinicians in service is an indicator of the performance of our business as it demonstrates our ability to penetrate the market and grow our business.

About Augmedix

Augmedix, Inc. (Nasdaq: AUGX) provides automated medical documentation and data services to large healthcare systems and physician practices, supporting medical offices, clinics, hospitals, emergency departments, and telemedicine nationwide. The Company’s Ambient Automation Platform converts the natural conversation between physicians and patients into timely and comprehensive medical notes and performs a suite of related data services. These services relieve physicians of administrative burdens to enable more time for patient care. Augmedix’s proprietary platform uses automatic speech recognition, natural language processing and clinical datasets to capture the ambient visit conversation and generate a structured medical note. The structured medical note data is then used to deliver additional data services. Quality is assured by trained medical documentation specialists. To learn more about Augmedix, visit augmedix.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Non-GAAP gross profit, adjusted gross margin, Non-GAAP Operating Expenses, EBITDA, and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results, like one-time transaction costs related to the reverse merger and OTC listing. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures table in this press release. This accompanying table includes details on the GAAP financial measures that are most directly comparable to Non-GAAP financial measures and the related reconciliations between these financial measures.

Forward-Looking Statements

This press release contains "forward-looking statements" that involve a number of risks and uncertainties. Words such as "believes," "may," "will," "estimates," "potential," "continues," "anticipates," "intends," "expects," "could," "would," "projects," "plans," "targets," “excited,” “optimistic,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding accelerating adoption of our highly differentiated and broad product portfolio, our confidence with our position in a large and growing market, our focus on building on meaningful momentum, and continuing our push to service the market with innovative new offerings to perpetuate our leadership position.

Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our most recent Form 10-K filed with the U.S. Securities and Exchange Commission on March 30, 2022 as well as other documents that may be filed by us from time to time with the U.S. Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our expectations regarding changes in regulatory requirements; our ability to interoperate with the electronic health record systems of our customers; our reliance on vendors; our ability to attract and retain key personnel; the competition to attract and retain remote documentation specialists; anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; our ability to further penetrate our existing customer base; our ability to protect and enforce our intellectual property protection and the scope and duration of such protection; developments and projections relating to our competitors and our industry, including competing dictation software providers, third-party, non-real time medical note generators and real time medical note documentation services; and the impact of current and future laws and regulations. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investors:

Ji-Yon Yi

Gilmartin Group

investors@augmedix.com

Media:

Kaila Grafeman

Augmedix

pr@augmedix.com

AUGMEDIX, INC.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands except Average Clinicians in Service)

	Three Months Ended
	September 30,
	2022	2021
Revenue	$7,864	$5,625
Cost of revenues	4,274	3,092
Gross profit	3,590	2,533
Operating expenses
General and administrative	4,136	3,238
Sales and marketing	2,304	2,035
Research and development	2,608	1,810
Total operating expenses	9,048	7,083
Loss from operations	(5,458)	(4,550)
Total other income (expenses), net	(32)	1,813
Net loss	$(5,490)	$(2,737)

Average Clinicians in Service	1,121	784

AUGMEDIX, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, in thousands)

	Three Months Ended
	September 30,
Stock Based Compensation Expense	2022	2021
Cost of revenues	$22	$14
General and administrative	320	258
Sales and marketing	50	31
Research and development	85	68
Total stock-based compensation expense	$477	$371
Net Loss	$(5,490)	$(2,737)
Interest expense, net	257	589
Tax	19	37
Depreciation	217	156
EBITDA	$(4,997)	$(1,955)
Add: Stock-based compensation expense	477	371
Less: Forgiveness of PPP Loan	-	(2,180)
Adjusted EBITDA	$(4,520)	$(3,764)

GAAP Cost of Revenues	$4,274	$3,092
Less: Stock-based compensation expense	(22)	(14)
Non-GAAP Cost of revenue	4,252	3,078
Non- GAAP Gross Profit	3,612	2,547
Non- GAAP Gross Margin	45.9%	45.3%

GAAP Operating Expenses	$9,048	$7,083
Less: Stock-based compensation expense	(455)	(357)
Non-GAAP Operating Expenses	$8,593	$6,726

AUGMEDIX, INC.

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

	September 30,	December 31,
	2022	2021
Assets
Cash, cash equivalents & restricted cash	$26,997	$41,587
Accounts receivables, net	5,053	7,178
Other assets	5,099	3,305
Total asset	$37,149	$52,070

Liabilities & Stockholders’ Equity
Liabilities
Accounts payable	$1,417	$1,365
Deferred revenue	6,388	6,238
Loan payable	15,033	14,837
Other liabilities	7,860	5,559
Total liabilities	$30,698	$27,999
Stockholders’ equity	$6,451	$24,071
Total liabilities & stockholders’ equity	$37,149	$52,070

AUGMEDIX, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended
	September 30,
	2022	2021

Cash flows from operating activities	$(12,387)	$(13,310)
Cash flows from investing activities	(816)	(423)
Cash flows from financing activities	(1,244)	1,881
Effect of exchange rate changes on cash and restricted cash	(143)	(3)
Net decrease in cash	$(14,590)	$(11,855)
Cash, cash equivalents and restricted cash at the beginning of the period	$41,587	$22,973
Cash, cash equivalents and restricted cash at the end of the period	$26,997	$11,118